Exhibit 10.73

NEITHER THE SECURITIES REPRESENTED BY THIS NOTE OR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

PROMISSORY NOTE

$70,000	Newark, New Jersey
April 17, 2014

BioNeutral Group Inc., a Nevada corporation (the “Company”), for value received hereby promises to pay to Michael Francis or his registered assigns (the “Holder”), the sum of $70,000, or such other amount as shall then equal the outstanding principal amount hereof and all accrued and unpaid interest, as set forth below, on April 16, 2015 (the “Maturity Date”).  Payment due hereunder shall be made by wire transfer of immediately available funds, in lawful tender of the United States, to an account designated in writing by the Holder.

1.           Interest. Until all outstanding principal and interest on this Note shall have been paid in full, interest on the unpaid principal balance of this Note shall accrue as follows from the date of April 17, 2014.  Interest shall accrue at the rate of eighteen percent (18%) per annum (the “Initial Interest Rate”).  Interest will be payable on the Maturity Date.

2.           Events of Default. If any of the events specified in this Section 3 shall occur (herein individually referred to as an “Event of Default”), the Company agrees to give the Holder prompt written notice of such event. The Holder may, so long as such condition exists or has not  been cured during the applicable cure period (whether or not the Holder has received notice of such event), declare the entire principal and unpaid accrued interest here on immediately due and payable, by notice in writing to the Company; provided, that upon occurrence of an Event of Default specified in subsection (iv) below, all principal and interest shall automatically become immediately due and payable in full:

(i)          Failure by the Company to make any payment hereunder when due, which failure has not been cured within ten (10) days following such due date; or

(ii)        Any failure or inability to effect a conversion of this Note into Common Stock as provided for in Section 5 hereof, if such failure continues for five (5) business days after the request for conversion.

(iii)       Any breach by the Company of any material representation, warranty or covenant in this Note which results in a Material Adverse Effect on the Company’s business, operations or financial condition; provided, that, in the event of any such breach, such breach shall not have been cured by the Company within 30 days after the earlier to occur of (a) written notice to the Company of such breach, or (b) the Company’s knowledge of such breach; or

(iv)      The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or

(v)        If, within sixty (60) days after the commencement of an action against the Company seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated; or

3.           Prepayment.  The Company shall have the right, at any time prior to the Maturity Date, to prepay any outstanding amount due to the Holder for an amount equal to 150% of the unpaid principal amount of this Note along with any accrued interest.

4.1         Notices of Record Date, etc.  In the event that the Company takes any of the actions specified in this section the Company will provide notice to the Holder.

  4.1.1           Any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

  4.1.2           Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to any other person or any consolidation or merger involving the Company; or

  4.1.3           Any voluntary or involuntary dissolution, liquidation or winding-up of the Company; the Company will mail to the holder of this Note at least five (5) business days prior to the earliest date specified therein, a notice specifying:

             4.1.3.1     The date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; and

             4.1.3.2     The date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

5.  Conversion.   The Holder shall have the right to convert the principal amount of this Note and all accrued but unpaid interest into Common Stock of the Company on the Maturity Date at a conversion price equal to 50% of the average closing price of the Company’s common stock for the 10 preceding days of the Maturity Date; provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock.  For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso, provided, further, however, that the limitations on conversion may be waived by the Holder upon, at the election of the Holder, not less than 61 days’ prior notice to the Borrower, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver).

6.           Assignment. Subject to the restrictions on transfer set forth herein, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors and assigns of the parties. This Note may not be assigned or transferred by the parties except in accordance with the terms hereof.   This Convertible Note is nontransferable by the Note holder without prior written approval of the Board of Directors of the Company.

7.           Repayment of Other Debt.   The Company agrees that it shall use funds equal to at least 25% of the proceeds of this Note for the purpose of paying off existing indebtedness owed by the Company to the Asher Group and/or J&M Financial.  Further, the Company commits not to issue any further promissory notes to such entities without the prior written consent of the Holder while this Note remains outstanding.

8.           Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder.

9.           Transfer of this Note. With respect to any offer, sale or other disposition of this Note, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder’s counsel, which counsel must be acceptable to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Promptly upon receiving such written notice and opinion, the Company, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of this Note, all in accordance with the terms of the notice delivered to the Company.  Each Note thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the opinion of counsel for the Company such legend is not required. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

10.         Treatment of Note. To the extent permitted by GAAP, the Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

11.         Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if faxed with confirmation of receipt by telephone or if mailed by registered or certified mail, postage prepaid, at the respective addresses of the parties as set forth in this Note. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered, faxed, or when deposited in the mail in the manner set forth above and shall be deemed to have been received when delivered.

12.         No Stockholder Rights.  Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company; and no dividends or interest shall be payable or accrued in respect of this Note or the interest represented hereby.

13.         Usury. This Note is hereby expressly limited so that in no event whatsoever, whether by reason of acceleration of maturity of the loan evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Holder hereunder for the loan, use, forbearance or detention of money exceed that permissible under applicable law. If at any time the performance of any provision of this Note or of any other agreement or instrument entered into in connection with this Note involves a payment exceeding the limit of the interest that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the obligation to be performed shall be reduced to such limit, it being the specific intent of the Company and the Holder that all payments under this Note are to be credited first to interest as permitted by law, but not in excess of (i) the agreed rate of interest set forth herein or therein or (ii) that permitted by law, whichever is the lesser, and the balance toward the reduction of principal. The provisions of this Section 12 shall never be superseded or waived and shall control every other provision of this Note and all other agreements and instruments between the Company and the Holder entered into in connection with this Note.

14.             Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, excluding that body of law relating to conflict of laws.

15.             Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

16.             Waiver. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

IN WITNESS WHEREOF, the Company has caused this Note to be issued this 17th day of April 2014.

BioNeutral Group, Inc.

By:
Name:	Mark A. Lowenthal
Title:	President and Chief Executive Officer

CONVERSION FORM

TO:  BioNeutral Group, Inc.
        211 Warren Street
        Newark, New Jersey 07103

The undersigned, hereby irrevocably elects to convert the principal amount and any accrued but unpaid interest on this Convertible Note at a conversion price of $____ per share.  The undersigned hereby agrees that upon conversion, the entire principal due on this Convertible Note shall be deemed fully paid and the Convertible Note will be cancelled in full. The Company shall have no obligation with respect to any principal payments after the Effective Date.

Instructions for Registration of Stock

NAME: _______________________________________________________________________

ADDRESS: ___________________________________________________________________

TELEPHONE:  ________________________________________________________________

EMAIL:   ___________________________________________________________________

AMOUNT TO BE CONVERTED  $_________________________________________

DATED: ___________________________________________________________________

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